EXHIBIT 23.1
        CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS - COOPERS & LYBRAND, L.L.P.

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COOPERS                            COOPERS & LYBRAND L.L.P.
& LYBRAND
                                   a professional services firm



        CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS - COOPERS & LYBRAND, L.L.P.


To the Shareholders and Board of Directors
Oregon Metallurgical Corporation


We consent to the incorporation by reference in the Registration Statement of Oregon Metallurgical Corporation on Form S-8 of our report dated February 3, 1995 on our audits of the consolidated financial statements and financial statement schedule (item 14(a) of Form 10-K) of Oregon Metallurgical Corporation as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992, which reports are appearing in and incorporated by reference in this Annual Report on Form 10-K.


                                        /s/ Coopers & Lybrand L.L.P.
                                        COOPERS & LYBRAND L.L.P.


Eugene, Oregon
October 10, 1995


Coopers & Lybrand L.L.P., a registered limited liability partnership, is a member firm of Coopers & Lybrand (International).